                                                                      Exhibit 12

                       Ratio of Earnings to Fixed Charges
      and Ratio of Earnings to Fixed Charges and Preferred Stock Dividends
                              (dollars in millions)

                                                   Three Months Ended            Six Months Ended
                                                  ---------------------        ----------------------
                                                  May 31,        May 31,       May 31,         May 31,
                                                   2001           2000          2001            2000
                                                  ------         ------        -------         ------
Ratio of Earnings to Fixed Charges

Earnings:
     Income before income taxes(1)                $1,465         $2,295         $3,158         $4,727
     Add: Fixed charges, net                       6,461          4,456         12,687          8,421
                                                  ------         ------        -------         ------
        Income before income taxes and
           fixed charges, net                     $7,926         $6,751        $15,845        $13,148
                                                  ======         ======        =======        =======

Fixed charges:
     Total interest expense                       $6,417         $4,420        $12,600         $8,352
     Interest factor in rents                         48             36             95             69
                                                  ------         ------        -------         ------

        Total fixed charges                       $6,465         $4,456        $12,695         $8,421
                                                  ======         ======        =======         ======
Ratio of earnings to fixed charges                   1.2            1.5            1.2            1.6

Ratio of Earnings to Fixed Charges and
     Preferred Stock Dividends

Earnings:
     Income before income taxes(1)                $1,465         $2,295         $3,158         $4,727
     Add: Fixed charges, net                       6,461          4,456         12,687          8,421
                                                  ------         ------        -------         ------
        Income before income taxes and
           fixed charges, net                     $7,926         $6,751        $15,845        $13,148
                                                  ======         ======        =======        =======

Fixed charges:
     Total interest expense                       $6,417         $4,420        $12,600         $8,352
     Interest factor in rents                         48             36             95             69
     Preferred stock dividends                        14             14             28             28
                                                  ------         ------        -------         ------
        Total fixed charges and preferred
           stock dividends                        $6,479         $4,470        $12,723         $8,449
                                                  ======         ======        =======         ======
Ratio of earnings to fixed charges and
     preferred stock dividends                       1.2            1.5            1.2            1.6

                                                                            Fiscal Year
                                                -------------------------------------------------------------------

                                                 2000           1999           1998           1997            1996
                                                -------        -------        -------        -------         ------
Ratio of Earnings to Fixed Charges

Earnings:
     Income before income taxes(1)               $8,526         $7,728         $5,385         $4,274         $3,117
     Add: Fixed charges, net                     18,334         12,626         13,564         10,898          9,026
                                                -------        -------        -------        -------         ------
        Income before income taxes and
           fixed charges, net                   $26,860        $20,354        $18,949        $15,172        $12,143
                                                =======        =======        =======        =======        =======

Fixed charges:
     Total interest expense                     $18,183        $12,515        $13,464        $10,806         $8,934
     Interest factor in rents                       156            111            100             92             92
                                                -------        -------        -------        -------         ------

        Total fixed charges                     $18,339        $12,626        $13,564        $10,898         $9,026
                                                =======        =======        =======        =======         ======
Ratio of earnings to fixed charges                  1.5            1.6            1.4            1.4            1.3

Ratio of Earnings to Fixed Charges and
     Preferred Stock Dividends

Earnings:
     Income before income taxes(1)               $8,526         $7,728         $5,385         $4,274         $3,117
     Add: Fixed charges, net                     18,334         12,626         13,564         10,898          9,026
                                                -------        -------        -------        -------         ------
        Income before income taxes and
           fixed charges, net                   $26,860        $20,354        $18,949        $15,172        $12,143
                                                =======        =======        =======        =======        =======

Fixed charges:
     Total interest expense                     $18,183        $12,515        $13,464        $10,806         $8,934
     Interest factor in rents                       156            111            100             92             92
     Preferred stock dividends                       56             72             87            110            101
                                                -------        -------        -------        -------         ------
        Total fixed charges and preferred
           stock dividends                      $18,395        $12,698        $13,651        $11,008         $9,127
                                                =======        =======        =======        =======         ======
Ratio of earnings to fixed charges and
     preferred stock dividends                      1.5            1.6            1.4            1.4            1.3




(1) Fiscal 2001 and fiscal 1998 income before income taxes does not include the cumulative effect of accounting change.

"Earnings" consist of income before income taxes and fixed charges. "Fixed charges" consist of interest costs, including interest on deposits, and that portion of rent expense estimated to be representative of the interest factor. The preferred stock dividend amounts represent pre-tax earnings required to cover dividends on preferred stock.